Exhibit (j)
                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                           9 1 9 T H I R D A V E N U E
                           NEW YORK, N.Y. 10022 - 3852
ARTHUR H. AUFSES III             (212) 715 - 9100
THOMAS D. BALLIETT
JAY G. BARIS
PHILIP BENTLEY
BARRY H. BERKE
SAUL E. BURIAN
NICHOLAS L. COCH
THOMAS E. CONSTANCE
JOHN E. DANIEL
MICHAEL J. DELL
ABBE L. DIENSTAG
KENNETH H. ECKSTEIN
CHARLOTTE M. FISCHMAN
DAVID S. FRANKEL
MARVIN E. FRANKEL
ALAN R. FRIEDMAN
CARL FRISCHLING
MARK J. HEADLEY
ROBERT M. HELLER
GEORGE P. HOARE
GREGORY A. HOROWITZ
PHILIP S. KAUFMAN
PETER S. KOLEVZON
KENNETH P. KOPELMAN
MICHAEL PAUL KOROTKIN
SHARI K. KROUNER                                                 FACSIMILE
KEVIN B. LEBLANG                                              (212) 715-8000
DAVID P. LEVIN                                                     ------
EZRA G. LEVIN                                             WRITER'S DIRECT NUMBER
RANDY LIPSITZ                                                 (212) 715-7509
LARRY M. LOEB
MONICA C. LORD
                                      January 28, 1999



         The CRM Funds
         Two Portland Square
         Portland, Maine  04101

                           Re:  The CRM Funds
                                -------------

         Gentlemen:

                           We hereby consent to the reference of this Firm as counsel in the Registration Statement on form N-lA of the CRM Funds.

                                      Very truly yours,



                                      /s/ Kramer, Levin, Naftalis & Frankel LLP